UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2013

TELIK, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31265	93-0987903
(Commission File No.)	(IRS Employer Identification No.)

700 Hansen Way

Palo Alto, California 94304

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (650) 845-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On February 27, 2013, Telik, Inc. sublet approximately 3,075 square feet of office space at 2100 Geng Road, Suite 102, Palo Alto, California from Boomerang.com, Inc. for our headquarters at a monthly base rent of $11,531.25. The term for the sublease began March 1, 2013 and will end November 30, 2014.

The above description of the sublease summarizes the material terms of the agreement, does not purport to be complete and is qualified in its entirety by reference to such agreement, which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

(d)

10.1	Sublease between the Company and Boomerang.com, Inc. dated February 27, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELIK, INC.
Dated: March 5, 2013
	By:	/s/ William Kaplan
William Kaplan
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

10.1	Sublease between the Company and Boomerang.com, Inc. dated February 27, 2013.